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                                                                     Exhibit 2.1

                                     FORM OF
                          AGREEMENT AND PLAN OF MERGER
                                     BETWEEN
                      COMPUTER PROGRAMS AND SYSTEMS, INC.,
                             A DELAWARE CORPORATION
                                       AND
                      COMPUTER PROGRAMS AND SYSTEMS, INC.,
                             AN ALABAMA CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER dated this      day of             , 2002
                                                  ----        ------------
(this "Agreement") by and between Computer Programs and Systems, Inc., a Delaware corporation ("CPSI-Delaware"), and Computer Programs and Systems, Inc., an Alabama corporation ("CPSI-Alabama"). CPSI-Delaware and CPSI-Alabama are sometimes hereinafter collectively referred to as the "Constituent Corporations."

                                    RECITALS
                                    --------

     A. CPSI-Delaware is a corporation organized and existing under the laws of the State of Delaware and, as of the date hereof, one hundred (100) shares of Common Stock of CPSI-Delaware are issued and outstanding, all of which are held by CPSI-Alabama.

     B. CPSI-Alabama is a corporation organized and existing under the laws of the State of Alabama and, as of the date hereof, 9,288,000 shares of common stock of CPSI-Alabama are issued and outstanding, comprised of 4,644,000 shares of voting common stock, par value $.001 (the "Voting Common Stock") and 4,644,000 shares of non-voting common stock, par value $.001 (the "Non-Voting Common Stock").

     C. The Board of Directors and shareholders of CPSI-Alabama have determined that, for the purpose of effecting the reincorporation of CPSI-Alabama in the State of Delaware, it is advisable and in the best interests of CPSI-Alabama that it merge with and into CPSI-Delaware upon the terms and conditions herein provided.

     D. The Board of Directors and stockholders of CPSI-Delaware have determined that, for the purpose of effecting the reincorporation of CPSI-Alabama in the State of Delaware, it is advisable and in the best interests of CPSI-Delaware that CPSI-Alabama be merged with and into it upon the terms and conditions herein provided.

     E. The respective stockholders and Boards of Directors of the Constituent Corporations have approved this Agreement, and deem it advisable to consummate the transactions provided for herein pursuant to which CPSI-Alabama will merge with and into CPSI-Delaware.

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     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, CPSI-Delaware and CPSI-Alabama hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

     Section 1.1 Merger. In accordance with the provisions of this Agreement,
                 ------
the Delaware General Corporation Law and the Alabama Business Corporation Act, CPSI-Alabama shall be merged with and into CPSI-Delaware (the "Merger"), whereupon the separate existence of CPSI-Alabama shall cease and CPSI-Delaware shall be the surviving corporation (hereinafter sometimes referred to as, the "Surviving Corporation.") On the Effective Date of the Merger (as hereinafter defined) the name of the Surviving Corporation shall be "Computer Programs and Systems, Inc." Its address shall be 6600 Wall Street, Mobile, Alabama 36695.

     Section 1.2 Filing and Effectiveness. The Merger shall become effective
                 ------------------------
when the following actions shall have been completed:

          (a) this Agreement and the Merger shall have been adopted and approved by the stockholders of CPSI-Delaware and the shareholders of CPSI-Alabama in accordance with the requirements of the Delaware General Corporation Law and the Alabama Business Corporation Act, as the case may be;

          (b) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) executed Articles of Merger meeting the requirements of the Alabama Business Corporation Act shall have been filed with the Secretary of State of the State of Alabama.

The date and time when the Merger shall become effective, as aforesaid, is herein referred to as the "Effective Date of the Merger."

     Section 1.3 Effect of the Merger. On the Effective Date of the Merger, the
                 --------------------
separate existence of CPSI-Alabama shall cease, and CPSI-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger; (ii) shall be subject to all actions previously taken by its and CPSI-Alabama's Board of Directors; (iii) shall succeed, without other transfer, to all of the assets,

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rights, powers and property of CPSI-Alabama in the manner more fully set forth in Section 259 of the Delaware General Corporation Law; (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger; and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of CPSI-Alabama in the same manner as if CPSI-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Alabama Business Corporation Act.

                                   ARTICLE II

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
                    -----------------------------------------

     Section 2.1 Certificate of Incorporation. The Certificate of Incorporation
                 ----------------------------
of CPSI-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     Section 2.2 Bylaws. The Bylaws of CPSI-Delaware as in effect immediately
                 ------
prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     Section 2.3 Directors and Officers. The directors and officers of
                 ----------------------
CPSI-Delaware immediately prior to the Effective Date of the Merger, who are serving in the same capacities and terms for CPSI-Alabama, shall be the directors and officers of the Surviving Corporation, and such directors shall serve for such terms of office as are in accordance with the Bylaws and the Certificate of Incorporation of CPSI-Delaware.

                                   ARTICLE III

                         MANNER OF CONVERSION OF SHARES
                         ------------------------------

     Section 3.1 CPSI-Alabama Voting Common Shares. Upon the Effective Date of
                 ---------------------------------
the Merger, each share of Voting Common Stock of CPSI-Alabama, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

     Section 3.2 CPSI-Alabama Non-Voting Common Shares. Upon the Effective Date
                 -------------------------------------
of the Merger, each share of Non-Voting Common Stock of CPSI-Alabama, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

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     Section 3.3 CPSI-Delaware Common Stock. Upon the Effective Date of the
                 --------------------------
Merger, each share of CPSI-Delaware common stock, par value $0.001 per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by CPSI-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     Section 3.4 Exchange of Certificates.
                 ------------------------

          (a) After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Voting Common Stock or Non-Voting Common Stock of CPSI-Alabama may, at such holder's option, surrender the same for cancellation to such entity as the Surviving Corporation may designate as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted, or to which such holder was otherwise entitled, as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Voting Common Stock or Non-Voting Common Stock of CPSI-Alabama shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's common stock into which such shares of CPSI-Alabama were converted in the Merger and which the holder of such certificate was otherwise entitled to receive pursuant to this Agreement.

          (b) The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          (c) Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability that appeared on the certificates of CPSI-Alabama so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

          (d) If any certificate for shares of common stock of the Surviving Corporation is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered

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holder of the certificate surrendered, or establish to the satisfaction of the
Surviving Corporation that such tax has been paid or is not payable.

                                   ARTICLE IV

                               GENERAL PROVISIONS
                               ------------------

     Section 4.1 Covenants of CPSI-Delaware. CPSI-Delaware covenants and agrees
                 --------------------------
that it will on or before the Effective Date of the Merger:

          (a) take such action as may be required to qualify to do business as a foreign corporation in the states in which CPSI-Alabama is qualified to do business and in connection therewith irrevocably appoint an agent for service of process as required under the applicable provisions of the relevant state law; and

          (b) take all such other actions as may be required by the Delaware General Corporation Law and the Alabama Business Corporation Act to effect the Merger.

     Section 4.2 Further Assurances. From time to time, as and when required by
                 ------------------
CPSI-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of CPSI-Alabama such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by CPSI-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CPSI-Alabama and otherwise to carry out the purposes of this Agreement, and the officers and directors of CPSI-Delaware are fully authorized in the name and on behalf of CPSI-Alabama or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     Section 4.3 Abandonment. At any time before the Effective Date of the
                 -----------
Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of CPSI-Alabama or CPSI-Delaware, notwithstanding the approval of this Agreement by the shareholders of CPSI-Alabama or the stockholders of CPSI-Delaware, or by both.

     Section 4.4 Amendment. The Boards of Directors of the Constituent
                 ---------
Corporations may amend this Agreement at any time prior to the filing of this Agreement or certificate in lieu thereof with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of CPSI-Alabama or the stockholders of CPSI-Delaware shall not (i) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or
(iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

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     Section 4.5 Registered Office. The registered office of the Surviving
                 -----------------
Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware. The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     Section 4.6 Agreement. Executed copies of this Agreement will be on file at
                 ---------
the principal place of business of the Surviving Corporation in Mobile, Alabama, and copies thereof will be furnished to any stockholder or shareholder of either Constituent Corporation, upon request and without cost.

     Section 4.7 Governing Law. This Agreement shall in all respects be
                 -------------
construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Alabama Business Corporation Act.

     Section 4.8 Counterparts. In order to facilitate the filing and recording
                 ------------
of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, this Agreement, having first been approved by the resolutions of the Board of Directors of CPSI-Delaware and CPSI-Alabama, is hereby executed on behalf of each of such corporations and attested by their respective officers thereunto duly authorized, under penalties of perjury, hereby declaring and certifying that this is their act and deed and the facts herein stated are true.

                                            COMPUTER PROGRAMS AND SYSTEMS, INC.,
                                            a Delaware corporation


                                            By:
                                                --------------------------------
                                                David A. Dye

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                                                Its: President

ATTEST:


By:
    -----------------------------
    M. Stephen Walker
    Its: Secretary


                                            COMPUTER PROGRAMS AND SYSTEMS, INC.,
                                            an Alabama corporation


                                            By:
                                                --------------------------------
                                                David A. Dye
                                                Its: President


ATTEST:


By:
    -----------------------------
    M. Stephen Walker
    Its: Secretary

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